UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

Skilled Healthcare Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)

(949) 282-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 5, 2010, Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), announced that it has accepted the resignation of Kelly J. Gill, Executive Vice President and President of Hallmark Rehabilitation GP, LLC and Hospice Care of the West. Mr. Gill has agreed to continue his employment to assist the Company with the transition of his responsibilities until March 31, 2010. In accordance with Mr. Gill’s employment agreement dated as of March 23, 2009 (the “Gill Employment Agreement”), Mr. Gill provided written notice of termination to the Company. Pursuant to Section 4(a) (Severance Payments) of the Gill Employment Agreement, Mr. Gill is not entitled to any severance payment or benefits.

On March 5, 2010, the Company issued a press release announcing the resignation of Mr. Gill as Executive Vice President and President of Hallmark Rehabilitation GP, LLC and Hospice Care of the West, effective March 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Employment Agreement, dated March 23, 2009, by and between Skilled Healthcare Group, Inc. and Kelly J. Gill (filed as Exhibit 10.3 to our Current Report on Form 8-K dated March 27, 2009, and incorporated herein by reference).

99.1	Press Release, dated March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: March 5, 2010	/s/ ROLAND G. RAPP
Roland G. Rapp
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary